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Exhibit 99.1

        Statement Regarding Consent of Arthur Andersen LLP

        The consolidated financial statements as of December 31, 2001 and 2000 and for each of the years in the two year period ended December 31, 2001 included in the Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2002, which are incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. After reasonable efforts, Abbott has been unable to obtain Arthur Andersen's consent to the incorporation by reference in this registration statement of Arthur Andersen's reports with respect to those financial statements. Rule 437a under the Securities Act of 1933 allows Abbott to omit the consent from this filing, and permits Abbott to incorporate by reference Arthur Andersen's reports into present and future registration statements.

        Section 11(a) of the Securities Act provides that if any part of a registration statement, at the time it becomes effective, contains an untrue statement of material fact, or omits to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, then any person acquiring such security (unless such person knew of the untruth or omission at the time of acquisition of such security), may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation, which purports to have been prepared or certified by the accountant.

        Arthur Andersen has not consented to the incorporation by reference of its audit reports in this registration statement. Arthur Andersen may, therefore, not be liable under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its reports in this registration statement. Abbott believes, however, that other persons who may be liable under Section 11(a) of the Securities Act, including Abbott's officers and directors, may still rely on Arthur Andersen's audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

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  Exhibit 99.1